AGENCY AGREEMENT


                           ____________________, 1994



Community Capital Group,
 a division of Ryan, Beck & Co.
80 Main Street
West Orange, NJ 07052


Dear Sirs:

       HUBCO, Inc., a New Jersey corporation ("HUBCO"), and Statewide Savings Bank, SLA, a New Jersey chartered savings and loan association, intending to be legally bound, hereby confirm their agreement (the "Agreement") with Community Capital Group, a division of Ryan, Beck & Co. ("Community," the "Agent" or "you"), as follows:

Introductory

       HUBCO is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and owns all of the issued and outstanding shares of Hudson United Bank, a New Jersey chartered commercial bank headquartered in Union City, New Jersey (the "Bank").

       HUBCO, Statewide and the Bank have entered into an Amended and Restated Agreement and Plan of Reorganization, dated as of November 23, 1993 (the "Reorganization Agreement") pursuant to which Statewide intends (i) to convert from a state-chartered savings and loan association to a state-chartered mutual savings bank (the "Charter Conversion"); (ii) immediately after the Charter Conversion convert from a mutual savings bank to a stock savings bank (the "Stock Conversion"); (iii) in connection with the Stock Conversion issue to HUBCO all of the capital stock to be issued in the Stock Conversion (the "Acquisition"); (iv) immediately following the Stock Conversion and Acquisition convert from a state-chartered stock savings bank to a state-chartered commercial bank which will then merge with and into the Bank (the "Merger") (the Stock Conversion, Acquisition and Merger are hereinafter collectively referred to as the "Merger Conversion").

       Statewide has filed an Application for Approval of Charter Conversion with the Office of Thrift Supervision ("OTS") and the New Jersey Department of Banking (the "Department") for approval of the Charter Conversion and has filed an Application for Approval of Conversion on Form AC (together with all amendments required to be filed with respect thereto to the date hereof (the "Form AC") with the Department for approval of the Merger Conversion. The
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Charter Conversion  has been  approved by the members of Statewide at a special
meeting of   Statewide's   members   held  ,  1993.   The  Form  AC   includes,
among other things, Statewide's Plan of Conversion (as amended, the "Plan of Conversion") and Statewide's proxy statement for the Special Meeting of
Statewide's  members  to  approve  the  Plan  of   Conversion  to  be  held  on
______________, 1994 (the "Statewide Proxy Statement"). Pursuant to the terms and provisions of the Reorganization Agreement and Plan of Conversion, HUBCO is offering, as set forth in the Plan of Conversion, shares of its Common Stock in a Subscription, Stockholder and a Community Offering, each of
which is   intended   to  be   conducted   simultaneously   with   each   other
(collectively the "Offerings"). The number of shares of Common Stock being offered in the Offerings is determined on the basis of the appraised value of Statewide as set forth in the Plan of Conversion. All of the shares being offered in the Offerings are hereinafter referred to as the "Shares." Any Shares offered that are not sold in the Offerings are intended to be offered to members of the general public on a best efforts basis by a selling group of broker-dealers to be managed by the Agent or may be offered to the general public in an underwritten public offering (the "Public Offering").

       HUBCO has filed an Application to the Board of Governors of the Federal Reserve System (the "FRB") under Section 3(a)(3) of the Bank Holding Company Act of 1956 for approval of the Acquisition.

       HUBCO, the Bank, Washington Bancorp, Inc. ("Washington") and Washington Savings Bank ("Washington Bank") have entered into an Agreement and Plan of Merger, dated November 8, 1993 (the "Merger Agreement"), which provides, among other things, subject to the terms and conditions contained in the Merger Agreement for the merger of Washington with and into HUBCO and the merger of Washington Bank with and into the Bank.

       In addition, HUBCO has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 33-_____) (the "Registration Statement") for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"). The Registration Statement contains a Subscription, Stockholder and Community Offering Prospectus relating to the Offerings. The Subscription, Stockholder and Community Offering Prospectus on file with the Commission at the time the Registration Statement becomes effective is hereinafter called the "Prospectus" except that if the prospectus filed by HUBCO pursuant to Rule 424(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") differs from the Prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Prospectus filed pursuant to Rule 424(b) from and after the time said



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Prospectus is  filed  or  mailed  for  filing  to the  Commission.  The date on which the Registration Statement is declared effective by the Commission is hereinafter referred to as the "Effective Date."

SECTION 1.  Appointment of Agent; Compensation to the Agent.

       Subject to the terms and conditions herein set forth, HUBCO hereby appoints Community as its agent to consult with HUBCO and to provide the advisory, administrative and marketing services set forth in Section 2 of the engagement letter dated July 13, 1993 attached hereto as Exhibit "A" ("Engagement Letter"). On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, Community accepts such appointment as agent and agrees to consult with HUBCO and provide the services set forth in Section 2 of the Engagement Letter. In providing the services contemplated by the Engagement Letter and this Agreement, the Agent shall not be responsible for obtaining subscriptions or purchase orders for any specific number of Shares, shall not be required to purchase any Shares and shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders. Except where specifically incorporated by reference herein, this Agreement supersedes the Engagement Letter.

       In addition to the advisory, administrative and marketing services set forth in Section 2 of the Engagement Letter, if HUBCO determines to sell the shares in a Syndicated Community Offering, the Agent shall assemble and manage a selling group of broker-dealers which are members of the National Association of Securities Dealers, Inc. (the "NASD") to participate in the solicitation of purchase orders for the shares under a selected dealer's agreement, the form of which is attached hereto as Exhibit B (the "Selected Dealer's Agreement). In forming a selling group in connection with the Community Offerings, the Agent may include the brokerage offices of Ryan, Beck & Co. In such event, Ryan, Beck & Co. would be required to execute and abide by the terms of the Selected Dealer's Agreement, and would be entitled to the same compensation as any other member of the selling group. All compensation payable to the selling group of broker-dealers pursuant to the Selected Dealers' Agreement shall be paid by HUBCO to the Agent for payment to the selling group of selected dealers.

       HUBCO acknowledges that, having appointed Community hereunder, only personnel employed by such division of Ryan, Beck & Co., and such other personnel as are assigned for specific purposes or services contemplated by this Agreement to be performed by Community, will be involved in providing the services described herein.


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       The appointment of the Agent hereunder shall terminate upon  termination of the Offerings.

       In addition to the reimbursement of the expenses specified in Sections 8, 9 and 10 hereof, the Agent will receive from HUBCO

            (a) for its advisory and administrative services set forth in Sections 2a. and 2b. of the Engagement Letter an advisory and management fee ("Management Fee") equal to either:

                   (1) in the event the Shares are sold at a price which represents a discount to the Community Purchase Price (as defined in the Prospectus) of 14% or more, (i) $75,000 so long as the dollar amount of Shares sold in the Offerings equals or exceeds 75% of the appraised value of Statewide; or (ii) $37,500 so long as the dollar amount of Shares sold in the Offerings equals 60%-74% of the appraised value of Statewide; or (iii) no management fee so long as the dollar amount of Shares sold in the Offerings is less than 60% of the appraised value of Statewide;

                   (2) in the event the Shares are sold at a price which represents a discount to the Community Purchase Price of less than 14%, $50,000.

            (b) for its marketing services set forth in Section 2C of the Engagement Letter a marketing fee (the "Marketing Fee") equal to a fee of either:

                   (1) two percent (2.0%) of the dollar amount of Shares sold in the Offerings if sold at a price which represents a discount to the Community Purchase Price of 14% or more; or

                   (2) if the Shares are sold at a price per share which represents a discount to the Community Purchase Price of less than 14%, such fee shall be determined as follows: for each 100 basis points of discount below 14%, the marketing fee of 2% shall be increased by 6.25 basis points until a discount of 6% or less shall have been reached at which point the marketing fee is fixed at 2.5%. Any shares sold at the Community Offering Price (i.e., with no discount) would have a marketing fee of 2.5%.

            (c) if the Shares are sold in a Syndicated Community Offering, for its services in assembling and managing a selling group of broker-dealers a fee equal to 1.5% of the aggregate dollar amount of shares sold pursuant to the Selected Dealers' Agreement by the Selling group of broker-dealers, which fee along with the fee set forth in the Selected Dealers Agreement as


being payable to the selling group of broker-dealers shall not exceed 7.0% of the aggregate dollar amount of Shares sold pursuant to the Selected Dealers' Agreement.

Notwithstanding the foregoing, you shall not receive any compensation with respect to any Shares sold to any directors, officers, or employee benefit plans of HUBCO or Statewide.

       If (i) the Plan of Conversion is abandoned or terminated by HUBCO or Statewide, or (ii) Community terminates this Agreement in accordance with
Section 12 hereof, the Agent shall not be entitled to the Management Fee or Marketing Fee set forth above, but shall be entitled to receive a fee of $62,500 for its administrative and advisory services and reimbursement of its reasonable out-of-pocket expenses as set forth in Section 14 of this Agreement. If a resolicitation of subscription or purchase orders is necessary for any reason which requires the Agent to provide significant additional services or expend significant time, HUBCO and the Agent agree to negotiate prior to such resolicitation an agreement to cover the Agent's further fees and expenses in connection therewith.

       The fees payable hereunder (less any amount paid on account thereof) shall be paid to the Agent in next day clearing house funds on the earliest to occur of the Closing Date (as hereinafter defined), or upon termination or abandonment of this Agreement. HUBCO agrees to reimburse the Agent for the costs and expenses specified in Sections 8, 9 and 10 hereof, to the extent such costs and expenses are incurred by the Agent. The Agent acknowledges receipt of an aggregate of $______ as an advance against the fees payable hereunder, which amount shall be offset against the amounts payable to the Agent hereunder.

SECTION 2.  Closing Date; Release of Funds and Delivery of Certificates.

       If all conditions precedent to the consummation of the Merger Conversion, including, without limitation, the sale of all Shares required by the Plan of Conversion to be sold, are satisfied or waived by the party having the authority to waive any condition, as the case may be, HUBCO agrees to issue or have issued the Shares sold in the Offerings and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment therefor by release of funds from the escrow account referred to in the Escrow Agreement attached hereto as Exhibit "B" or by the authorized withdrawal of funds from deposit accounts of eligible subscribers in accordance with the order form for the Shares submitted by such subscribers; provided, however, that no such certificates shall be issued or funds released or withdrawn until the conditions specified in Section 11


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hereof shall have been  complied  with to the  reasonable  satisfaction  of the
Agent and its counsel. Such release, withdrawal and payment shall be made at the Closing Date, which, if any Shares are sold in the Public Offering, shall occur simultaneously with the closing for the Public Offering, or, if no shares are offered or sold in a Public Offering or a Public Offering is not consummated, shall occur at 10:00 A.M., Eastern Time on a business day and at a place selected by the Agent, which date and place are acceptable to HUBCO with at least two business days' prior notice to HUBCO (it being understood that such business day shall not be more than 10 business days after completion of the Offerings) or such other time or place as shall be agreed upon by the Agent and HUBCO. Certificates for shares shall be delivered directly to the purchasers thereof or in accordance with their directions. The hour and date upon which HUBCO shall release or deliver the Shares sold in the Offerings, in accordance with the terms hereof, are herein called the "Closing Date."

SECTION 3.  Subscription  Offering  Prospectus;  Subscription  Stockholder  and
                   Community Offerings.

       The Shares are to be offered and sold in the Subscription Offering and Stockholder Offering at a price equal to the Subscription Purchase Price (as defined in the Prospectus). The Shares are to be offered and sold in the Community Offering at a price equal to the Community Purchase Price (as defined in the Prospectus).

SECTION 4.  Representations and Warranties of HUBCO.

       HUBCO represents and warrants to the Agent as follows:

            (a) The Registration Statement (including all contracts and other documents required to be filed as exhibits to the Registration Statement) has been filed with the Commission under the 1933 Act in the form heretofore delivered to the Agent. As of the Effective Date, the
Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and as of the Effective Date (unless the term "Prospectus" refers to the Rule 424(b) prospectus, in which case at the time it is filed with or mailed for filing to the Commission) and at the Closing Date referred to in Section 2, the Registration Statement, any preliminary or final Prospectus included in the Registration Statement, any Blue Sky
Application (as defined in Section 9) or any Sales  Information  (as defined in
Section 9) authorized by HUBCO or Statewide for use in connection with the Offerings did not and will not (as the case may be) contain an untrue


statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements in or omissions from such Registration Statement, any Prospectus, any Blue Sky Application or the Sales Information made in reliance upon and in conformity with information furnished in writing to HUBCO by the Agent expressly regarding the Agent for use in such materials. No order preventing or suspending the use of any Prospectus has been issued by the Commission, Federal Deposit Insurance Corporation ("FDIC"), Office of Thrift Supervision (the "OTS") the Federal Reserve Board (the "FRB") or New Jersey Department of Banking ("Department").

            (b) HUBCO has duly authorized, executed and delivered to Statewide the Reorganization Agreement (including all exhibits thereto). The Reorganization Agreement has not been amended or terminated and remains in full force and effect.

            (c) All consents, approvals, authorizations or orders necessary or appropriate to permit consummation of the transactions contemplated by the Reorganization Agreement, the Plan of Conversion, and this Agreement, including, but not limited to, the approvals of the FRB, FDIC, the OTS and the Department have been received (or will be received by the Closing Date) and will, as of the Closing Date, be in full force and effect; and such transactions will, as of the Closing Date, have been duly consummated in accordance with all material terms of the Reorganization Agreement, the Plan of Conversion, and of all necessary regulatory consents, approvals, authorizations and orders, including the approvals of the FRB, FDIC, the OTS and the Department.

            (d) Kaplan Associates Inc. ("Kaplan Associates"), the appraiser which determined the Preliminary Appraised Value and Final Appraised Value (as such terms are defined in the Prospectus) is independent with respect to HUBCO.

            (e) There are no contracts, agreements or understandings between HUBCO and any person granting such person the right to require HUBCO to file a registration statement under the 1933 Act with respect to any securities of HUBCO owned or to be owned by such person or to require HUBCO to include such securities in the Registration Statement or in any other registration statement filed by HUBCO under the 1933 Act.

            (f) HUBCO has been duly incorporated and is an existing corporation in good standing under the laws of the State of New Jersey, with corporate power and authority to own its properties and conduct its business


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as described in the Registration  Statement  and  Prospectus;   HUBCO  is  duly
qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in
which the conduct of  its  business  requires  such   qualification  and  where
failure to qualify would have a material adverse effect on its financial condition or results of operation.

            (g) The Bank has been duly organized and is validly existing as a commercial bank under the laws of the State of New Jersey and each other direct or indirect subsidiary of HUBCO has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; all of the issued shares of capital stock of the Bank and each other subsidiary of HUBCO and the Bank has been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by HUBCO or the Bank, as the case may be, free and clear of all liens, encumbrances, equities or other claims, other than qualifying shares held by directors of the Bank; and there are no outstanding rights, warrants or options to acquire or instruments convertible into, or exchangeable for, any shares of capital stock or other equity interests in the Bank or any such other subsidiary.

            (h) The Shares to be delivered on the Closing Date will have been, and all other outstanding shares of the Common Stock have been, duly authorized and validly issued, and the Shares to be delivered on the Closing Date will be upon payment of the consideration set forth in the Prospectus, and all other outstanding shares of Common Stock are, fully paid and non-assessable and no personal liability will attach to the ownership thereof. None of the Shares, when delivered will be subject to any lien, claim, encumbrance, preemptive rights or any other claim of any third party. The Shares will conform to the description thereof contained in the Prospectus.

            (i) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Shares by HUBCO, except as provided in
Section 4(c) hereof and such as have been obtained and made under the 1933 Act and such as may be required under applicable state securities laws.

            (j) The execution, delivery and performance of this Agreement and the issuance and sale of the Shares and the consummation of the transactions contemplated by the Reorganization Agreement and the Plan of Conversion will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of HUBCO or its subsidiaries pursuant to the terms of any agreement, indenture or instrument to which HUBCO or any of its subsidiaries is a party or by which HUBCO or any of its subsidiaries


is bound or to which any of the properties of HUBCO or any of its subsidiaries is bound, or constitute a breach or violation of any of the terms or provisions of the articles of incorporation or bylaws of HUBCO or any of its subsidiaries, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over HUBCO or any subsidiary of HUBCO or any of their properties.

            (k) This Agreement has been duly authorized, executed and delivered by HUBCO and is a valid and binding Agreement of HUBCO, enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, or other laws affecting creditors' rights generally and by equitable principles and by applicable securities laws with respect to the indemnification and contribution provisions set forth in Section 9 hereof.

            (l) Arthur Andersen & Co. and Ernst & Young, the firms which certified the financial statements of HUBCO filed as part of the Registration Statement, are with respect to HUBCO, independent certified public accountants within the meaning of Rule 101 of the Rules of Conduct of the Code of Professional Ethics of the American Institute of Certified Public Accountants and Rule 2-01 of Regulation S-X under the 1933 Act.

            (m) The consolidated financial statements of HUBCO and its subsidiaries included in the Registration Statement and which are a part of the Prospectus, or which are incorporated therein by reference, present fairly their consolidated financial condition, results of operations, shareholders equity and cash flows at and for the dates indicated and the periods specified and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and 1933 Act Regulations. Said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with financial statements and other reports filed by HUBCO with the Commission. The other financial, statistical and pro-forma information and related notes included in the Prospectus present fairly the information purported to be shown therein at the respective dates thereof and for the respective periods covered thereby and are presented on a basis consistent with the audited and unaudited financial statements of HUBCO included in the Prospectus, and as to the pro-forma adjustments, such adjustments have been properly applied on the basis described therein and are consistent with generally accepted accounting principles. All assumptions upon which the pro-forma financial statement (including the pro-forma adjustments) are based are reasonable.



            (n) HUBCO, the Bank and each other subsidiary of HUBCO or the Bank have not sustained since December 31, 1992 any material loss or interference with their business, whether or not covered by insurance, otherwise than as set forth in the Prospectus. Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as may otherwise be stated therein: (i) there has not been, and prior to the Closing Date there will not be, any material adverse changes in, or any adverse development that materially affects, and HUBCO is aware of no prospective change in or development that might have a material adverse effect on, the business, properties, financial condition or results of operations of HUBCO, the Bank or HUBCO and its subsidiaries taken as a whole,
(ii) there have not been any material transactions entered into by HUBCO or the Bank other than those in the ordinary course of business, and (iii) the capitalization, liabilities, assets, properties and business of HUBCO conform in all material respects to the descriptions thereof contained in the Prospectus. To the best knowledge of HUBCO, it has no material liability of any kind, contingent or otherwise, except as disclosed or referred to in the Registration Statement or the Prospectus.

            (o) HUBCO and its subsidiaries have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses; all such licenses, permits and governmental authorizations are in full force and effect.

            (p) HUBCO does not own equity securities or any equity interest in any business enterprise, except as described in the Prospectus when such equity ownership would constitute a significant element of HUBCO's overall financial condition.

            (q) HUBCO is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended. HUBCO and the Bank are in material compliance with, and conduct their respective businesses in substantial conformity with all applicable laws and governmental regulations governing bank holding companies and banks respectively. The deposit accounts of the Bank are insured by the FDIC up to the maximum amount allowed under law; and no proceedings for the termination or revocation of such insurance are pending or threatened.

            (r) Upon consummation of the Merger Conversion and the acquisition of Statewide by HUBCO, the authorized, issued and outstanding equity capital of HUBCO will be as set forth in the Registration Statement under the caption "Capitalization" based on the assumptions stated therein.

            (s) Except as described in the Registration Statement, HUBCO and its subsidiaries have good and marketable title to all real and personal


property described in the Registration Statement as owned by them, free and clear of all liens, encumbrances, equities and defects except such as are described or referred to in the Registration Statement or are not materially significant or important in relation to the business of HUBCO and its subsidiaries taken as a whole; and all of the leases and subleases material to the business of HUBCO and the Bank under which HUBCO or the Bank hold properties, including those described in the Registration Statement, are valid, subsisting and enforceable leases.

            (t) HUBCO and the Bank are not in violation of any directive, order, agreement or understanding from the FDIC, Federal Reserve Board or any other agency to make any material change in the method of conducting their business so as to comply in all material respects with all applicable statutes and regulations, and except as described in the Registration Statement or the Prospectus, there is no suit, proceeding, charge, investigation or action before or by any court, regulatory authority or governmental agency or body pending or, to the best knowledge of HUBCO, threatened, against HUBCO or any of its subsidiaries which might materially and adversely affect the Charter Conversion or Merger Conversion, the performance of this Agreement or the consummation of the transactions contemplated by the Reorganization Agreement or the Plan of Conversion or which might result in any material adverse change in the condition (financial or otherwise), results of operations, business, prospects or assets of HUBCO or its subsidiaries or that is required to be disclosed in the Registration Statement.

            (u) Neither HUBCO nor the Bank is in violation of its corporate charter or bylaws. No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default on the part of HUBCO or the Bank or any other subsidiary of HUBCO or the Bank, in the due performance and observance of any material term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which HUBCO or the Bank or any other subsidiary of HUBCO or the Bank is a party or by which any of them or any of their property is bound or affected in any respect which, in any such case, is material to HUBCO or the Bank or any other subsidiary of HUBCO or the Bank, taken as a whole; such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of HUBCO or the Bank or any other subsidiary of HUBCO or the Bank, threatened any action or proceeding wherein HUBCO or the Bank or any other subsidiary of HUBCO or the Bank would or might be alleged to be in default thereunder.

            (v) HUBCO and its subsidiaries have filed all federal, state and local tax returns required to be filed and have made timely payments of


all taxes due and payable in respect of such returns and no deficiency has been asserted with respect thereto by any taxing authority except such as are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established on the books of HUBCO and/or its subsidiaries, as the case may be.

            (w) To the best knowledge of HUBCO, neither HUBCO, the Bank, any other subsidiary of HUBCO or the Bank, has made any payment of funds prohibited by law and no funds have been set aside to be used for any payment prohibited by law.

            (x) HUBCO will apply the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

            (y)    HUBCO,  the Bank,  Washington and Washington  Bank have duly authorized, executed and delivered the Merger Agreement (including all exhibits thereto). The Merger Agreement has not been amended or terminated and remains in full force and effect.

            (z) Washington has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus; Washington is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification and where failure to qualify would have a material adverse effect on its financial condition or results of operation.

            (aa) Washington Bank has been duly organized and is validly existing as a savings bank under the laws of the State of New Jersey and each other direct or indirect subsidiary of Washington has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; all of the issued shares of capital stock of Washington Bank and each other subsidiary of Washington and Washington Bank has been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by Washington or Washington Bank, as the case may be, free and clear of all liens, encumbrances, equities or other claims.

            (ab) Coopers & Lybrand, the firm which certified the financial statements of Washington filed as part of the Registration Statement, is with respect to Washington, independent certified public accountants within the meaning of Rule 101 of the Rules of Conduct of the Code of Professional



Ethics of the American Institute of Certified Public Accountants and Rule 2-01 of Regulation S-X under the 1933 Act.

            (ac) The consolidated financial statements of Washington and its subsidiaries included in the Registration Statement and which are a part of the Prospectus, or which are incorporated therein by reference, present fairly their consolidated financial condition, results of operations, shareholders equity and cash flows at and for the dates indicated and the periods specified and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and 1933 Act Regulations. Said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with financial statements and other reports filed by Washington with the Commission. The other financial, statistical and pro-forma information and related notes included in the Prospectus present fairly the information purported to be shown therein at the respective dates thereof and for the respective periods covered thereby and are presented on a basis consistent with the audited and unaudited financial statements of Washington included in the Prospectus, and as to the pro-forma adjustments, such adjustments have been properly applied on the basis described therein and are consistent with generally accepted accounting principles.

            (ad) Washington, Washington Bank and each other subsidiary of Washington or Washington Bank have not sustained since December 31, 1992 any material loss or interference with their business, whether or not covered by insurance, otherwise than as set forth in the Prospectus. Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as may otherwise be stated therein: (i)
there has not been, and prior to the Closing Date there will not be, any material adverse changes in, or any adverse development that materially affects, and Washington is aware of no prospective change in or development that might have a material adverse effect on, the business, properties, financial condition or results of operations of Washington, Washington Bank or Washington and its subsidiaries taken as a whole, (ii) there have not been any material transactions entered into by Washington or Washington Bank other than those in the ordinary course of business, and (iii) the capitalization, liabilities, assets, properties and business of Washington conform in all material respects to the descriptions thereof contained in the Prospectus. To the best knowledge of HUBCO, Washington has no material liability of any kind, contingent or otherwise, except as disclosed or referred to in the Registration Statement or the Prospectus.



            (ae) Washington and its subsidiaries have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses; all such licenses, permits and governmental authorizations are in full force and effect.

            (af) Washington does not own equity securities or any equity interest in any business enterprise, except as described in the Prospectus when such equity ownership would constitute a significant element of Washington's overall financial condition.

            (ag) Washington is a bank holding company duly registered under Washington Bank Holding Company Act of 1956, as amended. Washington and Washington Bank are in material compliance with, and conduct their respective businesses in substantial conformity with all applicable laws and governmental regulations governing bank holding companies and banks respectively. The deposit accounts of Washington Bank are insured by the FDIC up to the maximum amount allowed under law; and no proceedings for the termination or revocation of such insurance are pending or threatened.

            (ah) Except as described in the Registration Statement, Washington and its subsidiaries have good and marketable title to all real and personal property described in the Registration Statement as owned by them, free and clear of all liens, encumbrances, equities and defects except such as are described or referred to in the Registration Statement or are not materially significant or important in relation to the business of Washington and its subsidiaries taken as a whole; and all of the leases and subleases material to the business of Washington and Washington Bank under which Washington or Washington Bank hold properties, including those described in the Registration Statement, are valid, subsisting and enforceable leases.

            (ai) Washington and Washington Bank are not in violation of any directive, order, agreement or understanding from the FDIC, Federal Reserve Board or any other agency to make any material change in the method of conducting their business so as to comply in all material respects with all applicable statutes and regulations, and except as described in the Registration Statement or the Prospectus, there is no suit, proceeding, charge, investigation or action before or by any court, regulatory authority or governmental agency or body pending or, to the best knowledge of HUBCO, threatened, against Washington or any of its subsidiaries which might result in any material adverse change in the condition (financial or otherwise), results of operations, business, prospects or assets of Washington or its subsidiaries or that is required to be disclosed in the Registration Statement.



            (aj) Neither Washington nor Washington Bank is in violation of its corporate charter or bylaws. No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default on the part of Washington or Washington Bank or any other subsidiary of Washington or Washington Bank, in the due performance and observance of any material term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which Washington or Washington Bank or any other subsidiary of Washington or Washington Bank is a party or by which any of them or any of their property is bound or affected in any respect which, in any such case, is material to Washington or Washington Bank or any other subsidiary of Washington or Washington Bank, taken as a whole; such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of HUBCO, threatened any action or proceeding wherein Washington or Washington Bank or any other subsidiary of Washington or Washington Bank would or might be alleged to be in default thereunder.

            (ak) Washington and its subsidiaries have filed all federal, state and local tax returns required to be filed and have made timely payments of all taxes due  and  payable  in  respect  of  such  returns  and no deficiency has been asserted with respect thereto by any taxing authority except such as are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established on the books of Washington and/or its subsidiaries, as the case may be.

            (al) To the best knowledge of HUBCO, neither Washington, Washington Bank, any other subsidiary of Washington or Washington Bank, has made any payment of funds prohibited by law and no funds have been set aside to be used for any payment prohibited by law.

            (am) The Bank and Washington Bank are each in compliance in all material respects with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the regulations and rules thereunder.

SECTION 5.  Representations and Warranties of Statewide.

       Statewide represents and warrants to the Agent as follows:

            (a) The Statewide Application for Approval of Charter Conversion has been filed with and approved by the Department and OTS. The Statewide Form AC has been filed with and approved by the Department. The Statewide Proxy Statement has been approved by the Department as of ___________, 1994. The Plan of Conversion has been duly adopted by the Board of Directors of Statewide.



            (b) The Statewide Form AC and Statewide Proxy Statement have been prepared by Statewide in conformity with the requirements of the rules and regulations of the OTS (the "OTS Regulations") and the Department (the "Department Regulations"). As of the date of its approval by the OTS and the Department, Statewide's Proxy Statement complied in all material respects with the requirements of the OTS Regulations and Department Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the date of the special meeting of Statewide's members with respect to which the Statewide Proxy Statement is being distributed, the Statewide Proxy Statement will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the representations and warranties in this Section 5(b) shall not apply to statements in or omissions from such Statewide Proxy Statement made in reliance upon and in conformity with information (i) furnished in writing to Statewide by the Agent expressly regarding the Agent for use in the Statewide Proxy Statement or (ii) furnished by HUBCO respecting HUBCO, its affiliates or the historical or projected performance of HUBCO or the HUBCO affiliates into which it is anticipated that Statewide will be merged.

            (c) No order has been issued by the FDIC, the OTS, the Department or any other regulatory authority preventing or suspending the use of the Statewide Proxy Statement or the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order related to the Plan of Conversion is pending or, to the best of Statewide's knowledge, threatened.

            (d)    Kaplan  Associates,  which has  prepared  the  appraisal  of
Statewide dated as of ____________ (as amended or supplemented, if so amended or supplemented) is independent with respect to Statewide and, to the best knowledge of Statewide, the pricing information set forth in the Prospectus has been prepared in accordance with the requirements of the Department Regulations.

            (e) Deloitte & Touche, the firm which certified the financial statements of Statewide included in the Prospectus are, with respect to
Statewide, independent certified public accountants within the meaning of Rule 101 of the Rules of Conduct of the Code of Professional Ethics of the American Institute of Certified Public Accountants and Rule 2-01 of Regulation S-K under the 1933 Act.



            (f) The financial statements of Statewide included in the Prospectus present fairly the financial condition, results of operations, retained earnings, and cash flows of Statewide, at and for the dates indicated and the periods specified and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and generally accepted accounting principles (except that any interim financial statements have not been prepared in accordance with generally accepted accounting principles to the extent that they do not include footnotes, year-end adjustments and similar items). Said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements. The other financial, statistical, and pro forma information and related notes included in the Prospectus that relate to Statewide present fairly the information purported to be shown therein at the respective dates thereof for the respective periods covered thereby and is presented on a basis consistent with the audited and unaudited financial statements of Statewide included in the Prospectus, and as to the pro forma adjustments, such adjustments made therein have been properly applied on the basis described therein. All assumptions upon which the pro-forma financial statements (including the pro-forma adjustments) are based are reasonable.

            (g) Since the respective dates as of which information is given in the Prospectus, except as may otherwise be stated therein: (i) there has not been any material adverse change in, or any adverse development that materially affects, and Statewide is aware of no prospective change in or development that might have a material adverse effect on, the business, properties, financial condition or results of operations of Statewide and its subsidiaries taken as a whole, (ii) there has not been any material increase in the long term debt of Statewide, nor has Statewide issued any securities or incurred any liability or obligation, direct or contingent, for borrowing other than in the ordinary course of business, (iii) there have not been any material transactions entered into by Statewide, except with respect to those transactions entered into in the ordinary course of business; and (iv) the capitalization, liabilities, assets, properties and business of Statewide conform in all material respects to the descriptions thereof contained in the Prospectus. To the best knowledge of Statewide, Statewide has no material liability of any kind, contingent or otherwise, except as set forth in the Prospectus.

            (h) Statewide is a New Jersey chartered mutual savings bank duly authorized to conduct its business and own its property as described in the Prospectus; Statewide has obtained all material licenses, permits and


other governmental authorizations currently required for the conduct of its business; all such licenses, permits and governmental authorizations currently are in full force and effect, and Statewide is in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business; and Statewide is in good standing under the laws of New Jersey and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of properties or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the condition, financial or otherwise, or the business, or results of operations of Statewide. Statewide does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus.

            (i) Statewide is a member in good standing of the Federal Home Loan Bank of New York (the "FHLB"). The deposit accounts of Statewide are insured by the Savings Association Insurance Fund ("SAIF") of the FDIC, up to the maximum amount allowed under law; and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of Statewide, threatened.

            (j) As of the date hereof and as of the Closing Date, Statewide is not in violation of its charter or bylaws (and Statewide will not be in violation of its charter or bylaws in stock form upon consummation of the Merger Conversion). The consummation of the Charter Conversion and the
Merger Conversion, the transactions contemplated by the Reorganization Agreement, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of Statewide and this Agreement has been validly executed and delivered by Statewide and is a valid and binding agreement of Statewide enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and equitable principles limiting the right to obtain specific enforcement or similar equitable relief. The consummation of the transactions herein or therein contemplated will not (i) conflict with or constitute a breach of, or default under, the charter or bylaws of Statewide (in either mutual or stock form), or any material contract, lease or other instrument to which Statewide is a party or in which Statewide has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to Statewide; or (iii) result in the creation of any lien, charge or encumbrance upon any property of Statewide.



            (k) Statewide has all such power, authority, authorizations, approvals and orders as may be required to consummate the Charter Conversion and Merger Conversion, to enter into this Agreement, and to carry out the provisions and conditions hereof, subject to the satisfaction of the conditions to the Department's approval of the Merger Conversion, if any.

            (l)    Statewide  is not in  violation  of  any  directive,  order, agreement, or understanding from the FDIC, the OTS, the Department or any other agency to make any material change in the method of conducting its business so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the FDIC, the Department and the OTS) and, except as set forth in the Prospectus, there is no suit or proceeding or, charge, investigation or action before or by any court, regulatory authority or governmental agency or body, pending or, to the knowledge of Statewide, threatened, which might materially and adversely affect the Charter Conversion or Merger Conversion, the performance of this Agreement or the consummation of the transactions contemplated in the Plan of Conversion and as described in the Prospectus or which might result in any material adverse change in the condition (financial or otherwise), earnings, capital, or business affairs of Statewide or which would materially affect its properties and assets.

            (m) Statewide is in compliance in all material respects with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the regulations and rules thereunder.

            (n) As of the Closing Date, Statewide shall have conducted the Merger Conversion in all material respects in accordance with the Plan of Conversion, the Department Regulations, the OTS Regulations and all other applicable laws and regulations and in the manner described in the Prospectus.

            (o) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default on the part of Statewide, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which Statewide is a party or by which it or any of its properties is bound or affected in any respect which, in any such case, is material to Statewide; and no other party to any such agreements has instituted or, to the best knowledge of Statewide, threatened any action or proceeding wherein Statewide would or might be alleged to be in default thereunder, the effect of which would be material to Statewide.



            (p) To the best knowledge of Statewide, neither Statewide nor any employee of Statewide has made any payment of funds of Statewide as a loan for the purchase of the Shares or made any other payment of funds prohibited by law.

            (q) There is no suit, proceeding, charge, investigation or action before or by any court, regulatory authority or governmental agency or body pending or, to the best knowledge of Statewide, threatened, against
Statewide or any of its subsidiaries which might materially and adversely affect the Merger Conversion, the performance by Statewide of this Agreement or the consummation of the transactions contemplated by the Reorganization Agreement or the Plan of Conversion or which might result in any material adverse change in the condition (financial or otherwise), results of operations, business, prospects or assets of Statewide or its subsidiaries or that is required to be disclosed in the Prospectus.

SECTION 6.  Covenants of HUBCO.

       HUBCO covenants with you as follows:

            (a) HUBCO will advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus contained therein (including any Prospectus filed pursuant to Rule 424 under the 1933 Act which differs from the Prospectus on file at the time the Registration Statement was declared effective) and will not effect such amendment or supplementation without your consent, which shall not be unreasonably withheld; and HUBCO will also advise you promptly of the effectiveness of any amendment or supplementation of the Registration Statement or of the Prospectus contained therein (including any Prospectus filed pursuant to Rule 424 under the 1933 Act which differs from the Prospectus on file at the time the Registration Statement was declared effective) and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as reasonably possible its lifting, if issued.

            (b) During the time when a prospectus is required to be delivered under the 1933 Act, HUBCO will comply with all requirements imposed upon it by the 1933 Act and Securities Exchange Act of 1934, as amended (the "Exchange Act"), as now and hereafter amended and by the 1933 Act Regulations, as from time to time in force, so far as necessary to permit the continuance of sales or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If, at any time, when a prospectus relating to the Shares is required to be delivered under the 1933 Act, any event occurs as a result of which, in the opinion of counsel for HUBCO or counsel for the Agent, any Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any


material fact required  to  be  stated   therein  or   necessary  to  make  the
statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the 1933 Act, HUBCO will notify the Agent promptly and will prepare and file with the Commission an amendment or supplement in accordance with Section 10 of the 1933 Act.

            (c) As soon as practicable but not later than the Availability Date (as defined below), HUBCO will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the 1933 Act. For the purpose of the preceding sentence only, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of HUBCO's fiscal year "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

            (d) HUBCO will furnish to you two signed copies of the Registration Statement, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed thereto or incorporated therein by reference and signed copies of all consents and certificates and will furnish to you in such quantities as you request the Prospectus, the Sales Documents and all amendments and supplements to such documents, in each case as soon as available.

            (e) HUBCO will use its best efforts to arrange for the qualification of the Shares for sale under the laws of such jurisdictions in which the Shares are required to be offered pursuant to the terms of the Plan of Conversion, and will continue such qualifications in effect for so long as required for the distribution thereof; provided, however, that HUBCO shall not be obligated to (i) qualify the Shares in any jurisdiction where (A) only a small number of persons otherwise eligible to subscribe for the Shares reside, (B) compliance with the securities laws of such jurisdictions would require HUBCO to register as a broker/dealer, to file any general consent to service of process, or to subject itself to taxation as doing business for such purpose in any jurisdiction in which it is not so qualified or subject or (ii) otherwise qualify its securities for sale or where such registration or qualification would not be practicable for reasons of cost or otherwise, or (iii) qualify the Shares in any foreign country. In each jurisdiction where such qualification shall be effected, HUBCO will, unless the Agent agrees that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.



            (f) During the period when any Prospectus is required to be delivered, HUBCO will comply, and will cause Statewide and Washington to comply, so far as they are able upon the advice of counsel and at HUBCO's own expense, with all requirements imposed upon any of them by the OTS, the OTS Regulations, the Department and Department Regulations, the FDIC, applicable State Law, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and
the rules and regulations of the Commission promulgated thereunder, including, without limitation, Rule 10b-6 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Shares during such period in accordance with the provisions hereof and the Prospectus.

            (g) During the period of five years from the date hereof, HUBCO will furnish to you: (i) as soon as available, a copy of each report of HUBCO furnished generally to stockholders of HUBCO or furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of HUBCO is listed or quoted, (including, but not limited to, reports on Forms 10-K, 10-Q, 8-K and 8 and all proxy statements and annual reports to stockholders), a copy of each other report of HUBCO mailed to its stockholders or filed with the Commission or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of HUBCO is listed or quoted, each press release and material news items and articles released by HUBCO.

            (h) HUBCO will apply the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

            (i) Other than as permitted by the Plan of Conversion and the laws of any state in which the Shares are qualified for sale, HUBCO will not distribute any Prospectus or other offering materials in connection with the offer and sale of the Shares.

            (j) HUBCO will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent and Ryan, Beck & Co. to ensure compliance with the National Association of Securities Dealers "Interpretation Relating to Free Riding and Withholding."

            (k) Prior to the Closing Date, HUBCO and its subsidiaries will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including all decisions, directives and orders of the Federal Reserve Board and the FDIC.



            (l) HUBCO will use its best efforts to comply with, or cause to be complied with, the conditions precedent to the obligations of the Agent specified in Section 11 hereof.

SECTION 7.  Covenants of Statewide.

       Statewide covenants with you as follows:

            (a) Statewide will not file any amendment to Statewide's Form AC, including Statewide's Proxy Statement contained therein, without so notifying you and without providing you and your counsel an opportunity to review such amendment. Statewide will not file any amendment or supplement to the Form AC of which the Agent has not been furnished a copy. The Agent will have a reasonable amount of time to review any amendment or supplement to the Form AC.

            (b)    Statewide  will (or will  ensure  that HUBCO or its  counsel will) immediately upon receipt of any information concerning the events listed below notify you and promptly confirm the notice in writing: (i) of the request by the Department, or any other governmental entity for any amendment or supplement to the Statewide Form AC or for additional
information; or (ii)  of  the  issuance  by  the   Department,   or  any  other
governmental entity, of any order or other action suspending the use of the Statewide Proxy Statement or any other filing of Statewide under applicable law, or the threat of any such action. Statewide will make every reasonable effort to prevent the issuance by the Department, or any other governmental authority of any such order and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

            (c)    Statewide  will  furnish  or  cause to be  furnished  to the
Agent two conformed copies of: the Statewide Form AC, as originally filed and of each amendment or supplement thereto, including all exhibits. In addition, Statewide will also deliver or cause to be delivered to the Agent and its counsel such number of copies of the Statewide Proxy Statement, as amended or supplemented, as the Agent may reasonably request.

            (d) Statewide will comply with any and all terms, conditions, requirements and provisions with respect to the Charter Conversion and Merger Conversion and the transactions contemplated thereby imposed by the
Department, the OTS, the 1934 Act, the 1934 Act Regulations to be complied with subsequent to the Closing Date.

            (e) If, at any time prior to the date of the Special Meeting of Statewide's members with respect to which the Statewide Proxy Statement is delivered, any event relating to or affecting Statewide shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for Statewide or after consultation with the Agent's counsel, to amend or


supplement the Statewide Proxy Statement in order to make the Statewide Proxy Statement not misleading in light of the circumstances existing at the time such event occurs, Statewide will, at HUBCO's expense, cause to be prepared and filed with the Department and furnish or cause to be furnished to you a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Statewide Proxy Statement (or cause the foregoing to be provided) which will amend or supplement the Statewide Proxy Statement so that as amended or supplemented the Statewide Proxy Statement will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time such event occurs, not misleading. For the purpose of this Agreement, Statewide will timely furnish you such information with respect to itself as you may from time to time reasonably request.

            (f)    Statewide  will  maintain   appropriate   arrangements   for
promptly transmitting to Agent all funds Statewide receives for the purchase of Shares in the Offerings.

            (g) Prior to the Closing Date, Statewide and its subsidiaries will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including all decisions, directives and orders of the FDIC, the Department or the OTS.

            (h) Statewide will use its best efforts to comply with, or cause to be complied with, the conditions precedent to the obligations of the Agent as specified in Section 11 hereof.

SECTION 8.  Payment of Expenses.

            (a) HUBCO and Statewide each agree to pay all of their respective expenses incident to the performance of their obligations under this Agreement, including the following: (i) the preparation, issuance and delivery of certificates for the Shares to purchasers in the Offerings; (ii) the fees and disbursements of HUBCO's and Statewide's counsel, accountants and other advisors; (iii) the qualification of the Shares under all applicable securities or Blue Sky laws, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of a Blue Sky Survey; (iv) the printing and delivery to you in such quantities as you shall reasonably request of copies of the Prospectus and Statewide Proxy Statement as originally filed and as amended or supplemented and all other documents in connection with the Conversions, Reorganization Agreement and this Agreement; (v) filing fees incurred in connection with the review of the Offerings by the NASD; (vi) fees and expenses relating to the Appraisals; (vii) fees and expenses relating to


advertising expenses, temporary personnel expenses, conversion center expenses, investor marketing expenses, and other miscellaneous expenses relating to the marketing by the Agent of the Shares; and (viii) the cost of printing all stock certificates and all other documents applicable to the Conversions, Reorganization Agreement and this Agreement and the fees and charges of any transfer agent, registrar and other agent. In the event the Agent incurs such expenses on behalf of HUBCO, HUBCo shall pay or reimburse the Agent for such expenses; provided, however, without the prior approval of HUBCO, the Agent shall not incur any single expense on behalf of HUBCO pursuant to this Section that is greater than $2,000.

            (b) HUBCO shall reimburse the Agent for its reasonable out-of-pocket expenses, including legal fees and expenses up to $50,000, incurred by the Agent in connection with the services provided to HUBCO pursuant to this Agreement. The Agent shall provide to HUBCO a detailed accounting of its reimbursable expenses and shall bill HUBCO quarterly for such expenses.

SECTION 9.  Indemnification.

            (a) HUBCO agrees to indemnify and hold harmless you, your officers, directors, agents, servants and employees and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that you or any of them may suffer or to which you or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse you and any such persons upon written demand for any expenses (including fees and disbursements of counsel) incurred by you or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Statewide Proxy Statement (or any amendment or supplement thereto) or any Blue Sky application or other instrument or document executed by HUBCO or Statewide or based upon written information supplied by HUBCO or Statewide or their authorized representatives filed in any state or jurisdiction to register or qualify any or all of the Shares under the securities laws thereof (collectively, the "Blue Sky Applications"), or any application or other document, advertisement, or communication ("Sales Information") prepared, made or executed by or on behalf of HUBCO or with its consent or authorization or based upon written information furnished by or on behalf of HUBCO or Statewide, whether or not filed in any jurisdiction in order to


qualify or register the Shares under the securities laws thereof; (ii) which arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or, (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Statewide Proxy Statement (or any amendment or supplement thereto), any Blue Sky Application or any Sales Information or other documentation distributed in connection with the Charter Conversion, Merger Conversion or offer or sale of Shares; provided however, that no indemnification is required under this Section 9 to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), or the Statewide Proxy Statement (or any amendment or supplement thereto) made in reliance upon and in conformity with information furnished in writing to HUBCO by the Agent regarding you expressly for use in any of the foregoing documents.

            (b) You agree to indemnify and hold harmless HUBCO, its directors and officers and each person, if any, who controls HUBCO within the meaning of Section 15 of the 1933 Act or Section 20 (a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse HUBCO and any such persons upon written demand for any expenses (including fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the
Statewide Proxy Statement (or any amendment or supplement thereto) or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that your obligations under this
Section 9(b) shall exist only if, and only to the extent, that such untrue statement or alleged untrue statement was made in, or such material fact or


alleged material fact was omitted from the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto) or the Statewide Proxy Statement (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to HUBCO by the Agent or its authorized representatives (including its counsel) regarding you expressly for use in any of the foregoing documents. It is expressly agreed that the Agent shall not be liable hereunder for any loss, liability, claim, damage or expense which in the aggregate exceeds the amount paid to the Agent under this Agreement.

            (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnifying party shall not relieve it from any liability which it may have on account of this Section 9 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any such action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

            (d) The agreements contained in this Section 9 and in Section 10 hereof and the representations and warranties of HUBCO or Statewide set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of you or your officers, directors or controlling persons, agents or employees or by or on behalf of HUBCO or Statewide or any officers, directors or controlling person, director or officer of HUBCO or Statewide; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.



SECTION 10. Contribution.

       In order to provide for just and equitable contribution in which the indemnification provided for in Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable to or insufficient to hold harmless an indemnified party, then HUBCO and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding of any claims asserted, but after deducting any contribution received by HUBCO or the Agent from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 1 of this Agreement (not including expenses) bears to the gross proceeds received by HUBCO from the sale of the Shares in the Offerings and HUBCO shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 9 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of HUBCO on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by HUBCO on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total gross proceeds from the Offerings (before deducting expenses) received by HUBCO bear to the total fees (not including expenses) received by the Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by HUBCO on the one hand or the Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. HUBCO and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 10. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability,


claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid to the Agent under this Agreement. It is understood that the above-stated limitation on the Agent's liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of HUBCO under this Section 10 and under
Section 9 shall be in addition to any liability which HUBCO may otherwise have. For purposes of this Section 10, each of your officers and directors and each person, if any, who controls you within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as you and each person, if any, who controls HUBCO within the meaning of the 1933 Act and the 1934 Act, and each officer and director of HUBCO, shall have the same rights to contribution as HUBCO. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 10, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 10.

SECTION 11. Conditions of Your Obligations.

       Your obligations hereunder, as to the Shares to be delivered at the Closing Date, are subject, in your discretion, to the condition that all representations and warranties and other statements of HUBCO and Statewide herein are, at and as of commencement of the Offerings and at and as of the Closing Date, true and correct in all material respects, the condition that HUBCO and Statewide shall have performed in all material respects all of its obligations hereunder to be performed on or before such dates, and to the following further conditions:

            (a) The Registration Statement shall have been declared effective by the Commission and the Form AC for Statewide shall have been approved by the Department.  At or  prior  to the  Closing  Date no stop  order suspending the effectiveness of the Registration Statement or the consummation of the Merger Conversion shall have been issued under the 1933 Act or the Department Regulations or proceedings therefor initiated or threatened by the Commission, the OTS, the Department, the FDIC, the FRB or any other Person.

            (b) All conditions to the obligations of HUBCO and Statewide under the Reorganization Agreement and the Plan of Conversion shall have been


satisfied in all material respects, or waived; all waiting periods with respect to the Charter Conversion and Merger Conversion shall have duly expired pursuant to the provisions of applicable law and all other conditions set forth in such approvals or required by applicable provisions of law shall have been duly satisfied; and the Merger Conversion (including the acquisition by HUBCO of all of the outstanding capital stock of Statewide and the merger of Statewide with and into the Bank) shall have been duly consummated in accordance with the terms of the Reorganization Agreement and the Plan of Conversion and of all necessary regulatory consents, approvals, authorizations and orders.

            (c)    At the Closing Date you shall have received:

                   (1) The favorable opinion, dated as of the Closing Date and addressed to the Agent and for its benefit, of Clapp & Eisenberg, counsel for HUBCO, in form and substance to the effect that:

                      (i) HUBCO has been duly incorporated and is an existing corporation in good standing under the laws of the State of New Jersey, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and HUBCO is duly registered as a bank holding company under the Bank Holding Company Act of 1956.

                     (ii) The Bank has been duly organized and is validly existing as a commercial bank under the laws of the State of New Jersey, and each other direct or indirect subsidiary of HUBCO has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and to the knowledge of such counsel, all of the issued shares of capital stock of the Bank and each such subsidiary of HUBCO have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by HUBCO or the Bank, free and clear of all liens, encumbrances, equities or other claims and there are no outstanding rights, warrants, or options to acquire or instruments convertible into, or exchangeable for, any shares of capital stock or other equity interests in the Bank or any such other subsidiary.

                    (iii) The Shares delivered on the Closing Date and all other outstanding shares of the Common Stock have been duly and validly authorized for issuance and, when issued and delivered by HUBCO pursuant to the Plan of Conversion and Reorganization Agreement against payment of the consideration set forth in the Prospectus, will be fully paid and non-assessable and no personal liability will attach to the


       ownership thereof. The shares conform to the description thereof contained in the Prospectus and the form of certificate used to evidence the Shares is in due and proper form. The stockholders of HUBCO have no preemptive rights with respect to the Shares to be delivered on the Closing Date.

                     (iv) There are no contracts, agreements or understandings known to such counsel between HUBCO and any person granting such person the right to require HUBCO to file a registration statement under the 1933 Act with respect to any securities of HUBCO owned or to be owned by such person or to require HUBCO to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by HUBCO under the 1933 Act.

                      (v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or described in the Prospectus in connection with the issuance or sale of the Shares by HUBCO, except as contemplated in paragraph (vi) below and such as have been obtained and made under the 1933 Act and such as may be required under state securities laws.

                     (vi) All consents, approvals, authorizations or orders of any governmental agency or body or any court necessary or appropriate to permit consummation of the Merger Conversion, the transactions contemplated by the Reorganization Agreement, and the transactions contemplated by this Agreement have been obtained and are in full force and effect; and such transactions have each been duly consummated in accordance with all material terms of the Reorganization Agreement, the Plan of Conversion, and of all necessary regulatory consents, approvals, authorizations and orders, including the approvals of the FRB, the OTS, the FDIC and the Department.

                    (vii) The execution, delivery and performance of this Agreement and the issuance and sale of the Shares will not result, and consummation of the transactions contemplated by the Reorganization Agreement or the Plan of Conversion has not resulted and will not result, in a breach or violation of any terms and provisions of, or constitute a default under: (i) the articles of incorporation or bylaws of HUBCO or the Bank or HUBCO's or the Bank's other subsidiaries, or
       (ii) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over HUBCO or the Bank


       or any subsidiary of HUBCO or the Bank or any of their properties, or any agreement or instrument known to such counsel to which HUBCO, the Bank or any such subsidiary is a party or by which HUBCO or the Bank or any such subsidiary is bound or to which any of the properties of HUBCO, the Bank or any such subsidiary is subject; and HUBCO has full power and authority to authorize, issue and sell the Shares as contemplated by this Agreement.

                   (viii) The Registration Statement has been declared effective under the 1933 Act and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the Registration Statement and each amendment thereto, as of the Effective Date, and the Prospectus, and each supplement thereto, as of their respective issue dates, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; such counsel, having participated in the preparation of the Prospectus and Registration Statement, including conferences with officers and other representatives of HUBCO and the Bank, you and your counsel, and representatives of the independent public accountants for HUBCO at which the contents of the Registration Statement and the Prospectus and related matters were reviewed and discussed and, although such counsel is not passing upon the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing, has no reason to believe that the Registration Statement, the Prospectus, or any such amendment or supplement, as of such respective dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the descriptions in the Registration Statement (as of the Effective Date) and the Prospectus prepared by such counsel of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be described; and such counsel do not know of any legal or governmental proceedings required to be described in the Registration Statement (as of the Effective Date) or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement (as of the Effective Date), the Prospectus or to be filed as exhibits to the Registration Statement (as of the Effective Date) which are not described and filed as required; it being understood that such counsel need express no opinion as to the


       financial statements and other    financial    data   and    statistical
       information contained in the Registration Statement or the Prospectus.

                     (ix) This Agreement has been duly authorized, executed and delivered by HUBCO and is a legal, valid and binding agreement of HUBCO enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, or other laws affecting creditors' rights generally and by equitable principles and by applicable securities laws with respect to the indemnification and contribution provisions set forth in this Agreement.

                      (x) To the best of such counsel's knowledge and information, HUBCO and its subsidiaries have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses and all such material licenses, permits and other governmental authorizations are in full force and effect, and HUBCO and its subsidiaries are in all material respects complying therewith.

                     (xi) HUBCO is not in violation of its Articles of Incorporation or Bylaws or, to the best of such counsel's knowledge and information, in default or violation of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its subsidiaries or its property may be bound; to the best of such counsel's knowledge and information, the execution, delivery and performance of this Agreement will not conflict with or constitute a breach of, or default under, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which HUBCO or its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of HUBCO or its subsidiaries is subject; and such action will not result in any violation of the provisions of the Articles of Incorporation or Bylaws of HUBCO, or its subsidiaries or any applicable law, regulation or order.

                    (xii) To the best of such counsel's knowledge and information, HUBCO and its subsidiaries have good and marketable title to all properties and assets which are material to the business of HUBCO and its subsidiaries, taken as a whole, and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of HUBCO and its subsidiaries taken as a whole; and to the best of such Counsel's knowledge and information (it being understood


       that counsel has not conducted any investigation), all of the leases and subleases material to the business of HUBCO and its subsidiaries under which HUBCO and its subsidiaries hold properties, as described in the Prospectus, are in full force and effect.

                   (xiii) To the best of such counsel's knowledge and information, neither HUBCO nor its subsidiaries is in violation of any directive, order, agreement or understanding from the Federal Reserve Board, FDIC, OTS or the Department to make any material change in the method of conducting its business; to the best of such counsel's knowledge and information, HUBCO and its subsidiaries have conducted and are conducting their businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Federal Reserve Board, the OTS, the FDIC and the Department).

                    (xiv) Subject to the satisfaction of the conditions to the approvals of the OTS and Department to the Charter Conversion and the Merger Conversion, no further approval, registration, authorization, consent or other order of any regulatory agency, public board or body is required in connection with the execution and delivery by Statewide of this Agreement, the consummation of the charter conversion and Merger Conversion, and the consummation of the transactions contemplated by the Reorganization Agreement applicable to Statewide except as may be required under the 1933 Act, the 1933 Act Regulations, and the securities or Blue Sky laws of various jurisdictions (as to which no opinion need be rendered).

                   (xv) At such time as the Form AC and Statewide Proxy Statement was approved by the Department, the Statewide Proxy Statement (and any amendment or supplement thereto) (other than the financial statements and other financial and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Department Regulations and federal and state law.

                (xvi) Consummation of the Merger Conversion will not result in a taxable reorganization of HUBCO under the Internal Revenue Code of 1986, as amended.

       In rendering such opinion, such counsel may rely (without independent verification) (A) as to matters involving the application of laws of any jurisdiction other than the United States and New Jersey to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other


counsel (providing that such counsel states that the Agent is justified in relying upon such specified opinion or opinions), and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of HUBCO and public officials; provided copies of any such opinion(s) or certificates of such public officials are delivered to you together with the opinion to be rendered hereunder by counsel to HUBCO. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than HUBCO.

                   (2) The favorable opinions, dated as of the Closing Date and addressed to the Agent for its benefit, of McCarter & English, counsel to Statewide, in form and substance to the effect that:

                      (i) Statewide has, prior to the Closing Date, been a state chartered mutual savings and loan association and, as of the Closing Date, will become, in succession, a stated chartered mutual savings bank, a state chartered capital stock savings bank and a state chartered capital stock commercial bank, duly authorized to conduct its business and own its property as described in the Prospectus; and Statewide is in good standing under federal and state law. Each subsidiary of Statewide is incorporated and in good standing in its state of incorporation with full corporate authority to own its properties and conduct its business as described in the Prospectus and the activities of each subsidiary of Statewide is permitted by the rules, regulations, resolutions and practices of the OTS, the FDIC, the Department and any other federal or state authorities having jurisdiction over such matters; and all of the outstanding stock of each subsidiary of Statewide has been duly authorized and is validly issued, fully paid and nonassessable, and all such stock is owned directly by Statewide and to the best knowledge of such counsel is free and clear of any liens, encumbrances, claims or other restrictions.

                     (ii) Statewide is a member in good standing of the FHLB of New York; and the deposit accounts of Statewide are insured by the SAIF up to the maximum amount allowed under law.

                    (iii) The OTS and the Department have authorized the conversion of Statewide from a state chartered mutual savings and loan association to a state chartered mutual savings bank and the Department has authorized the Merger Conversion of Statewide from a mutual savings bank to stock savings bank and no other authorization, approval or consent from any federal or state regulatory agency is required to be


       obtained to accomplish the Charter Conversion or Merger Conversion on the terms and in the manner contemplated by the Prospectus, Plan of Conversion, Reorganization Agreement or this Agreement. No action has been taken, or, to the best of such counsel's knowledge and information, is pending or threatened to revoke any approvals or authorizations obtained by Statewide. To the best of such counsel's knowledge and information, no order has been issued by any regulatory authority to suspend the use of the Statewide Proxy Statement and no action for such purpose has been instituted or threatened by any regulatory authority.

                     (iv) The Plan of Conversion has been duly authorized by the Board of Directors of Statewide.

                      (v) The execution, delivery and performance of this Agreement and the issuance and sale of the Shares will not result, and consummation of the transactions contemplated by the Reorganization Agreement or the Plan of Conversion has not resulted and will not result, in a breach or violation of any terms and provisions of, or constitute a default under: (i) the articles of incorporation or bylaws of or any of Statewide's other subsidiaries, or (ii) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over Statewide or any subsidiary of Statewide or any of their properties, or any agreement or instrument known to such counsel to which Statewide or any such subsidiary is a party or by which Statewide or any such subsidiary is bound or to which any of the properties of Statewide or any such subsidiary is subject.

                     (vi) This Agreement has been duly authorized, executed and delivered by Statewide and is a legal, valid and binding agreement of Statewide enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, or other laws affecting creditors' rights generally and by equitable principles.

                    (vii) To the best of such counsel's knowledge and information, Statewide and its subsidiaries have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses and all such material licenses, permits and other governmental authorizations are in full force and effect, and Statewide and its subsidiaries are in all material respects complying therewith.

                   (viii) Statewide is not in violation of its Articles of Incorporation or Bylaws or, to the best of such counsel's knowledge and information, in default or violation of any material obligation,


       agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its subsidiaries or its property may be bound; to the best of such counsel's knowledge and information, the execution, delivery and performance of this Agreement will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Statewide or its subsidiaries pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which Statewide or its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of Statewide or its subsidiaries is subject; and such action will not result in any violation of the provisions of the Articles of Incorporation or Bylaws of Statewide, or its subsidiaries or any applicable law, regulation or order.

                     (ix) To the best of such counsel's knowledge and information, neither Statewide nor its subsidiaries is in violation of any directive, order, agreement or understanding from the FDIC, OTS or the Department to make any material change in the method of conducting its business; to the best of such counsel's knowledge and information, Statewide and its subsidiaries have conducted and are conducting their businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS, the FDIC and the Department).

                      (x) Such counsel, having read the Form AC filed by Statewide with the Department, including the Statewide Proxy Statement included therein, and the Registration Statement and Prospectus filed by HUBCO with the Commission, has no reason to believe that the Form AC, Statewide Proxy Statement, Registration Statement or Prospectus, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the descriptions in the Statewide Proxy Statement of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be described; and such counsel do not know of any legal or governmental proceedings required to be described in the Statewide Proxy Statement which are not described as required or of any contracts or documents of a character required to be described in the Statewide Proxy Statement or to be filed as exhibits to the Form AC; it being understood that such counsel


       need express no opinion as  to  the  financial   statements   and  other
       financial data and statistical information contained in the Statewide Proxy Statement.

                     (xi) To the best of such counsel's knowledge and information, Statewide has conducted its Charter Conversion and Merger Conversion in all material respects in accordance with applicable requirements of federal and state law and regulation, all decisions and orders thereunder, and its Plan of Conversion, including all material applicable terms, conditions, requirements and conditions precedent to the Merger Conversion imposed upon Statewide by the OTS or the Department; and, to the best of such counsel's knowledge and information, no person has sought to obtain review of the final action of any regulatory agency in approving the Charter Conversion or Merger Conversion of Statewide.

       In rendering such opinion, such counsel may rely (without independent verification) (A) as to matters involving the application of laws of any jurisdiction other than the United States or New Jersey to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel (providing that such counsel states that the Agent is justified in relying upon such specified opinion or opinions), and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of Statewide and public officials; provided copies of any such opinion(s) or certificates of such public officials are delivered to you together with the opinion to be rendered hereunder by counsel to Statewide. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than Statewide.

                   (3) The favorable opinion, dated as of the Closing Date, of Blank, Rome, Comisky & McCauley, Agent' s counsel, with respect to such matters as you may reasonably require. Such opinion may rely upon the opinions of counsel to HUBCO and Statewide, and as to matters of fact, upon certificates of officers and directors of HUBCO and Statewide, delivered pursuant hereto or as such counsel shall reasonably request.

            (d) At the Closing Date, you shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of HUBCO, dated as of such Closing Date, to the effect that: (i) since the respective dates as of which information is given in the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties, business affairs or business prospects of HUBCO, whether or not arising in the ordinary course of business, except as disclosed in the Prospectus; (ii) the representations and warranties in Section 4 are true and


correct with the same force and effect as though expressly made at and as of the Closing Date; (iii) HUBCO has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under the Reorganization Agreement, (iv) no order revoking the approval of the Charter Conversion or Merger Conversion has been initiated or threatened by the OTS, FDIC, FRB or the Department, (v) no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

            (e) At the Closing Date, you shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of Statewide, dated as of such Closing Date: (i) since the respective dates as of which information is given in the Statewide Proxy Statement, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties, business affairs or business prospects of Statewide, whether or not arising in the ordinary course of business, except as disclosed in the Statewide Proxy Statement or Prospectus; (ii) the representations and warranties in Section 5 are true and correct with the same force and effect as though expressly made at and as of the Closing Date;
(iii) Statewide has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under the Reorganization Agreement and Plan of Conversion; and (iv) no order revoking the approval of the Charter Conversion or Merger Conversion has been initiated or threatened by the OTS, FDIC, the FRB or the Department.

            (f) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings, the business affairs or business prospects of HUBCO or Statewide taken as a whole, from that as of the latest dates as of which such condition is set forth in the Prospectus or Statewide Proxy Statement, except as referred to therein; (ii) there shall have been no transactions entered into by HUBCO or Statewide from the latest date as of which the financial condition of HUBCO or Statewide is set forth in the Prospectus or Statewide Proxy Statements which are material to HUBCO or Statewide other than transactions referred to or contemplated therein;
(iii) neither HUBCO, the Bank, nor Statewide shall have received from the FRB, the FDIC, the OTS or the Department, any request or direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the business, operations or financial condition or income of HUBCO, the Bank or Statewide; (iv) neither HUBCO, the Bank nor Statewide shall be in default



(nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness which default would be material to HUBCO, the Bank or Statewide; (v) no action, suit or proceedings, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of HUBCO or Statewide, threatened against HUBCO, the Bank, or Statewide or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, operations, financial condition or income of HUBCO, the Bank, or Statewide; and (vi) the Shares shall have been qualified or registered for offering and sale under the securities or blue sky laws of the jurisdictions as set forth in the Blue Sky Survey of the law firm of Blank, Rome, Comisky & McCauley.

            (g) Concurrently with the execution of this Agreement, the Agent shall receive a letter from Arthur Andersen & Co. dated the date hereof and addressed to the Agent: (i) confirming that Arthur Andersen & Co. is a firm of independent public accountants within the meaning of Rule 101 of the Rules of Conduct of the Code of Professional Ethics of the American Institute of Certified Public Accountants and Rule 2-01 of Regulation S-K under the 1933 Act and no information concerning its relationship with or interests in HUBCO or Statewide is required by Item 509 of Regulation S-K promulgated under the 1933 Act, (ii) stating in effect that in its opinion the consolidated financial statements of HUBCO included in the Prospectus (including any financial statements incorporated by reference therein) and covered by its opinion included therein, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and 1934 Act, the rules and regulations thereunder, regulations and generally accepted accounting principles; (iii) stating in effect that, on the basis of certain agreed upon procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of HUBCO prepared by HUBCO, a reading of the minutes of the meetings of the Board of Directors and shareholders of HUBCO and consultations with officers of HUBCO responsible for financial and accounting matters, nothing came to the attention of Arthur Andersen & Co. which caused it to believe that: (A) the unaudited financial statements of HUBCO included in the Prospectus, fail to comply as to form in any material respect with the applicable accounting requirements of the 1933 Act and 1934 Act and the rules and regulations thereunder and generally accepted accounting principles, (B) such unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (C) during the period from the date of the


latest unaudited consolidated financial statements included in the Prospectus to the date of the latest available unaudited interim consolidated financial statements, there were any decreases, as compared with the corresponding period in the preceding year and the period of corresponding length ended on the date of the latest unaudited consolidated financial statements included in the Prospectus, in consolidated net interest income, consolidated net interest income after provision for loan losses, consolidated net income or consolidated net income per common share, except in all instances for changes, increases or decreases which the Prospectus discloses have occurred or may occur; or (D) at the date of the latest available unaudited interim consolidated financial statements and at the date of such letter there were any changes in the capital stock or increases in long-term debt or the allowance for loan losses or decreases in stockholders' equity, total assets or total deposits as compared with amounts shown in the latest unaudited consolidated financial statements included in the Prospectus; and (iv) stating that, in addition to the examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (iii) of this subsection (g), it has compared with the general accounting records of HUBCO, as applicable, which are subject to the internal controls of HUBCO's accounting system and other data prepared by HUBCO, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as you may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding) and (v) stating in effect that, on the basis of certain agreed upon procedures consisting of reading the pro forma financial information included in the Prospectus, making inquiries of certain officials of HUBCO who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether such pro forma financial information comply in form in all material respects with the applicable accounting requirements of the 1934 Act, the rules and regulations thereunder, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention that caused Arthur Andersen & Co. to believe that the pro forma financial information in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the 1934 Act, the rules and regulations thereunder and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such information.

            (h) Concurrently with the execution of this Agreement, the Agent shall receive a letter from Deloitte & Touche dated the date hereof and addressed to the Agent: (i) confirming that Deloitte & Touche is a firm of independent public accountants within the meaning of Rule 101 of the Rules of



Conduct of the Code of Professional Ethics of the American Institute of Certified Public Accountants and Rule 2-01 of Regulation S-K under the 1933 Act and no information concerning its relationship with or interests in HUBCO or Statewide is required by Item 509 of Regulation S-K promulgated under the 1933 Act, and stating in effect that in its opinion the audited consolidated financial statements of Statewide included in the Prospectus or Statewide
Proxy Statement and covered by its opinion included therein, comply as to form in all material respects with the applicable accounting requirements of the OTS Regulations, the 1934 Act and the rules and regulations thereunder and generally accepted accounting principles; (ii) stating in effect that in its opinion the consolidated financial statements of Statewide included in the Prospectus and covered by its opinion included therein, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and 1934 Act, the rules and regulations thereunder and generally accepted accounting principles; (iii) stating in effect that, on the basis of certain agreed upon procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of Statewide prepared by Statewide, a reading of the minutes of the meetings of the Board of Directors and members of each of Statewide and consultations with officers of each of Statewide responsible for financial and accounting matters, nothing came to the attention of Deloitte & Touche which caused it to believe that: (A) the unaudited financial statements of Statewide included in the Prospectus or Statewide Proxy Statement, fail to comply as to form in any material respect with the applicable accounting requirements of the 1933 and
1934 Act, OTS regulations and the rules and regulations thereunder and generally accepted accounting principles; (B) such unaudited financial statements, are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus or Statewide Proxy Statement; or (C) during the period from the date of the latest unaudited consolidated financial statements included in the Prospectus or Statewide Proxy Statement to the date of the latest available unaudited interim consolidated financial statements, there were any decreases, as compared with the corresponding period in the preceding year and the period of corresponding length ended on the date of the latest unaudited consolidated financial statements included in the Prospectus or Statewide Proxy Statement, in consolidated net interest income, consolidated net interest income after provision for loan losses, consolidated net income or consolidated net income per common share, except in all instances for changes, increases or decreases which the Prospectus and Statewide Proxy Statement discloses have occurred or may occur; or (D) at the date of the latest available unaudited interim consolidated financial statements and at the date of such letter there were


any changes in the capital stock or increases in long-term debt or the allowance for loan losses or decreases in stockholders' equity, total assets or total deposits as compared with amounts shown in the latest unaudited consolidated financial statements included in the Prospectus or Statewide Proxy Statement and (iv) stating that, in addition to the examination referred to in its opinion included in the Prospectus or Statewide Proxy Statement and the performance of the procedures referred to in clause (iii) of this subsection (h), it has compared with the general accounting records of
Statewide, as applicable, which are subject to the internal controls of Statewide's accounting system and other data prepared by Statewide, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as you may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding), and (v) stating in effect that, on the basis of certain agreed upon procedures consisting of reading the pro forma financial information included in the Prospectus, making inquiries of certain officials of Statewide who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether such pro forma financial information comply in form in all material respects with the applicable accounting requirements of the 1934 Act, the rules and regulations thereunder and the OTS Regulations, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to the attention that caused Deloitte & Touche to believe that the pro forma financial information in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the 1934 Act, the rules and regulations thereunder and the OTS Regulations and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such information.

            (i) Concurrently with the execution of this Agreement, the Agent shall receive a letter from Coopers & Lybrand dated the date hereof and addressed to the Agent: (i) confirming that Coopers & Lybrand is a firm of independent public accountants within the meaning of Rule 101 of the Rules of Conduct of the Code of Professional Ethics of the American Institute of Certified Public Accountants and Rule 2-01 of Regulation S-K under the 1933 Act and no information concerning its relationship with or interests in Washington is required by Item 509 of Regulation S-K promulgated under the 1933 Act, and stating in effect that in its opinion the audited consolidated financial statements of Washington included in the Prospectus and covered by its opinion included therein, comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the rules and regulations thereunder and generally accepted accounting principles; (ii) stating in effect that in its opinion the consolidated financial statements


of Statewide included in the Prospectus and covered by its opinion included therein, comply as to form in all material respects with the applicable accounting requirements of the 1933 and 1934 Act, the rules and regulations thereunder and generally accepted accounting principles; (iii) stating in effect that, on the basis of certain agreed upon procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of Washington prepared by Washington, a
reading of the minutes  of  the  meetings  of  the  Board  of   Directors   and
shareholders of Washington and consultations with officers of Washington responsible for financial and accounting matters, nothing came to the attention of Coopers & Lybrand which caused it to believe that: (A) the unaudited financial statements of Washington included in the Prospectus, fail to comply as to form in any material respect with the applicable accounting requirements of the 1934 Act, and the rules and regulations thereunder and generally accepted accounting principles; (B) such unaudited financial statements, are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (C) during the period from the date of the latest unaudited consolidated financial statements included in the Prospectus to the date of the latest available unaudited interim consolidated financial statements, there were any decreases, as compared with the corresponding period in the preceding year and the period of corresponding length ended on the date of the latest unaudited consolidated financial statements included in the Prospectus, in consolidated net interest income, consolidated net interest income after provision for loan losses, consolidated net income or consolidated net income per common share, except in all instances for changes, increases or decreases which the Prospectus discloses have occurred or may occur; or (D) at the date of the latest available unaudited interim consolidated financial statements and at the date of such letter there were any changes in the capital stock or increases in long-term debt or the allowance for loan losses or decreases in stockholders' equity, total assets or total deposits as compared with amounts shown in the latest unaudited consolidated financial statements included in the Prospectus; and (iv) stating that, in addition to the examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (iii) of this subsection (i), it has compared with the general accounting records of Washington, as applicable, which are subject to the internal controls of Washington's accounting system and other data prepared by Washington, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as you may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to


rounding), and (v) stating  in  effect  that,  on the basis of  certain  agreed upon procedures consisting of reading the pro forma financial information included in the Prospectus, making inquiries of certain officials of Washington who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether such pro forma financial information comply in form in all material respects with the applicable accounting requirements of the 1934 Act, and the rules and regulations thereunder, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to the attention that caused
Coopers & Lybrand to believe that the pro forma financial information in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the 1934 Act and the rules and regulations thereunder and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such information.

            (j) At the Closing Date, you shall receive three letters, one from Arthur Andersen & Co., one from Deloitte & Touche, and one from Coopers & Lybrand, dated the Closing Date, addressed to the Agent, confirming the statements made by it in the letter delivered by them pursuant to subsections
(g), (h) and (i) of this Section 11, and the "specified date" referred to in clause (ii) of such sections to be a date specified in such letter, which shall not be more than five business days prior to the Closing Date.

            (k) At the Closing Date, you shall have received a letter from Kaplan Associates, dated as of the Closing Date, confirming its appraisal for Statewide. Such appraisals shall be in form and substance satisfactory to you and shall be consistent with the terms of the Plan of Conversion.

            (l) At the Closing Date, your counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by HUBCO and Statewide in connection with the Charter Conversion, Merger Conversion, the Reorganization Agreement and the sale of the Shares as herein contemplated shall be satisfactory in form and substance to you and your counsel.

            (m) HUBCO shall not have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or


governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the consolidated long-term debt of HUBCO or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity, cash flow or results of operation of HUBCO, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described above, is in your judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offerings or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

            (n) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the NASDAQ System, or minimum or maximum prices for trading fixed, or maximum ranges for prices for securities required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operation of commercial banks, federal savings associations or savings associations in New Jersey or a general moratorium on the withdrawal of deposits from commercial banks, federal savings associations or savings associations in New Jersey declared by either federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities if the effect of such decline, in your judgment, makes it impracticable or inadvisable to proceed with the Offerings or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

       If any of the conditions specified in this Section shall not have been fulfilled when and as required by this Agreement, or by September 30, 1994, this Agreement and all of your obligations hereunder may be canceled by you by notifying HUBCO of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 1, 8, 9 and 10 hereof. Notwithstanding the above, if this Agreement is canceled pursuant to this paragraph, HUBCO agrees to reimburse you for all of your out-of-pocket expenses (including without limitation the fees and expenses of your counsel as provided for in this Agreement) reasonably incurred by you, and your counsel, at its normal rates, in connection with and in contemplation of the proposed Offerings.



SECTION 12. Termination.

            (a) In the event HUBCO fails to sell all of the Shares within the period specified in, and in accordance with the provisions of, the Plan of Conversion or as required by applicable law, this Agreement shall terminate upon refund by HUBCO and Statewide to each person who has subscribed for or ordered any of the Shares the full amount which may have been received from such persons, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except for payment by HUBCO as set forth in Sections 1, 8, 9 and 10 hereof.

            (b) This Agreement may be terminated by the Agent, with respect to the Agent's obligations hereunder, by notifying HUBCO in writing at any time at or prior to the Closing Date, if any of the conditions specified in
Section 11 hereof shall not have been fulfilled when and as required by this Agreement or if the Merger Conversions have not been completed by September 30, 1994.

SECTION 13. Survival.

       The respective indemnities, agreements, representations, warranties and other statements of HUBCO, Statewide and the Agent, as set forth in this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of you or any of your officers or directors or any person controlling you, or HUBCO, or any officer, director or person controlling HUBCO, and shall survive termination of the Agreement and the receipt or delivery of any payment for the Shares.



SECTION 14. Arbitration.

       Any claims, controversies, demands, disputes or differences between or among the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or otherwise relating to this Agreement shall be submitted to and settled by arbitration conducted in Newark, New Jersey before one or three arbitrators, each of whom shall be knowledgeable in the field of securities law and investment banking. Such arbitration shall otherwise be conducted in accordance with the rules then obtaining of the American Arbitration Association. The parties hereto agree to share equally the responsibility for all fees of the arbitrators, abide by any decision rendered as final and binding, and waive the right to appeal the decision or otherwise submit the dispute to a court of law for a jury or non-jury trial. The parties hereto specifically agree that neither party may appeal or subject the award or decision of any such arbitrator to appeal or review in any court of law or in equity or by any other tribunal, arbitration system or otherwise. Judgement upon any award granted by such an arbitrator may be enforced in any court having jurisdiction thereof.

SECTION 15. Miscellaneous.

       Notices hereunder, except as otherwise provided herein, shall be given in writing or by telegraph, addressed (a) to the Agent at 80 Main Street, West Orange, New Jersey 07052 (Attention: Ben A. Plotkin, President) with a copy to Blank, Rome, Comisky & McCauley, 1200 Four Penn Center Plaza, Philadelphia, PA 19103 (Attention: Barry H. Genkin, Esq.), (b) to HUBCO at HUBCO's principal office (Attention: Kenneth T. Neilson, President) with a copy to Clapp & Eisenberg, P.C., One Newark Center, Newark, New Jersey 07102 (Attention: Ronald H. Janis, Esquire), (c) to Statewide at Statewide's principal office (Attention: Clifford J. Adams) with a copy to McCarter & English, Four Gateway Center, 100 Mulberry Street, Newark, New Jersey 07102-4096 (Attention: Michael M. Horn, Esquire).

       This Agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the controlling persons, directors and officers referred to in Section 9 hereof, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of any of the Shares.

       This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.



       This Agreement may be signed in various counterparts which together will constitute one agreement.

       If the foregoing correctly sets forth the arrangement among HUBCO, Statewide and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement.

                               Very truly yours,

                               HUBCO, INC.


                               By:________________________________
                                 President and
                                  Chief Executive Officer


                               STATEWIDE SAVINGS BANK, S.L.A.


                               By:________________________________
                                 President and
                                  Chief Executive Officer


Intending to be legally bound,
accepted as of the date
first above written.

COMMUNITY CAPITAL GROUP,
a division of Ryan, Beck & Co.


By: ______________________________
    Ben A. Plotkin, President




                                                                     Exhibit "B"

                                  HUBCO, INC.

                  Up to 2,236,111 Shares (Anticipated Maximum)

                           Selected Dealer' Agreement

                                                          ________________, 1994

Gentlemen:

     We have agreed to assist HUBCO, Inc., a New Jersey corporation ("HUBCO"), in connection with the offer and sale of up to 2,236,111 shares of the common stock, no par value (the "Common Stock"), to be issued in connection with the Merger Conversion of Statewide Savings Bank. The Common Stock, the number of shares being offered, the purchase price for the Common Stock and the Subscription, Stockholder and Community Offerings (the "Offerings") in which the Common Stock is being offered, the other terms on which they are being offered, are more fully described in the enclosed Subscription, Stockholder and Community Offering Circular dated ____________, 1994 (the "Offering Circular").

     As described in the Offering Circular, the Common Stock is being offered in a Syndicated Community Offering. We are offering selected dealers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Common Stock in the Syndicated Community Offering. We will pay you a fee in the amount of _______ percent (____%) of the dollar amount of the Common Stock sold on behalf of HUBCO by you, as evidenced by the authorized designation of your firm on the order form or forms for such Common Stock accompanying the funds transmitted for payment therefor to the special account established by HUBCO for the purpose of holding such funds. It is understood, of course, that payment of your fee will be made only out of compensation received by us for the Common Stock sold on behalf of HUBCO by you, as evidenced in accordance with the preceding sentence. As soon as practicable after the closing date of the Merger Conversion, we will remit to you, out of our compensation as provided above, the fees to which you are entitled hereunder.



     Each order form for the purchase of Common Stock must set forth the identity and address of each person to whom the certificates for such Common Stock should be issued and delivered. Such order form should clearly identify your firm. You shall instruct any subscriber who elects to send his order form to you to make any accompanying checks payable to "Statewide Savings Bank."

     This offer is made subject to the terms and conditions herein set forth and is made only to selected dealers who are (i) members in good standing of the National Association of Securities Dealers, Inc. ("NASD") who are to comply with all applicable rules of NASD, including, without limitation, the NASD's Interpretation With Respect to Free-Riding and Withholding and Section 24 of
Article III of the NASD's Rules of Fair Practice, or (ii) foreign dealers not eligible for membership in NASD who agree (A) not to sell any Common Stock within the United States, its territories or possessions or to persons who are citizens thereof or resident therein a (B) in making other sales to comply with the above-mentioned NASD Interpretation, of the above-mentioned NASD
Interpretation, of the above-referenced Article III as if they were NASD members, and Section 25 of such Article III as it applies to non-members brokers or dealers in a foreign country.

     Orders for Common Stock will be strictly subject to confirmation and we, acting on behalf of HUBCO, reserve the right in our uncontrolled discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any other person is authorized by HUDCO or by us to give any information or make any representations other than those contained in the Offering Circular in connection with the sale of any of the Common Stock. No selected dealer is authorized to act as agent for us when soliciting offers to buy the Common Stock from the public or otherwise. No selected dealer shall engage in any stabilizing (as defined in Rule 10b-7 promulgated under the Securities and Exchange Act of 1934) with respect to the HUBCO's Common Stock during the Offering.

     We and each selected dealer assisting in selling Common Stock pursuant hereto agree to comply with the applicable requirements of the Securities Exchange Act of 1934 and applicable state rules and regulations. In addition, we and each dealer confirm that the Securities and Exchange Commission interprets Rule 15c2-8 promulgated under the Securities and Exchage Act of 1934 as requiring that an Offering Circular be supplied to each person who is expected to receive a confirmation of sale 48 hours prior to delivery of such person's order form.

     We and each selected dealer further agree to the extent that our customers desire to pay for shares with funds held by or to be deposited with us, in accordance with the interpretation of the Securities Exchage Commission of Rule

15c2-4 promulgated under the Securities and Exchange Act of 1934, either (a) upon receipt of an executed order form or direction to executed an order form on behalf of a customer to forward the offering price for the Common Stock ordered on or before twelve noon of the business day following receipt or execution of an order form by us to Statewide Savings Bank for deposit in a segregated account or (b) to solicit indications of interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the customer's behalf, (ii) we will mail acknowledgements of receipt of orders to each customer confirming interest on the business day following such confirmation, (iii) we will debit accounts of such customers on the fifth business day (the "debit date") following receipt of the confirmation referred to in (i), and (iv) we will forward completed order forms together with such funds to Statewide Savings Bank on or before twelve noon on the next business day followiing the debit date for deposit in a segregated account. We and each selected dealer acknowledge that if the procedure in (b) is adopted, our customers' funds are not required to be in their accounts until the debit date.

     Unless earlier terminated by us, this Agreement shall terminate upon the closing date of the Merger Conversion. We may terminate this Agreement or any provisions hereof at any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the offering.

     You agree that at any time or times prior to the termination of this Agreement you will, upon our request report to us the number of shares of Common Stock sold on behalf of HUBCO by you under this Agreement.

     We shall have full authority to take such actions as we may deem advisable in respect of all matters pertaining to the Offerings. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement.

     Upon application to us, we will inform you as to the states in which we believe the Common Stock has been qualified for sale under, or are exempt from the requirements of, the respective blue sky laws of such states, but we assume no responsibility or obligation as to your rights to sell Common Stock in any state.

     Additional copies of the Offering Circular and any supplements thereto will be supplied in reasonable quantities upon request.

     Any notice from us to you shall be deemed to have duly given if mailed, telephone, or telegraphed to you at the address to which this Agreement is mailed.

     This Agreement shall be construed in accordance with the laws of the State of New Jersey.

     Please confirm your agreement hereto by signing and returning the confirmation accompanying this letter at once to us at Community Capital Group, a division of Ryan, Beck & Co., 3 Parkway, Philadelphia, PA 19101. The enclosed copy will evidence the agreement between us.



                                     COMMUNITY CAPITAL GROUP, a
                                     division of Ryan, Beck & Co., Inc.



                                     By:  ____________________________



                                     By:  ____________________________



                                     Date:  __________________________